Exhibit 10.1

PROMISSORY NOTE AND PLEDGE SECURITY AGREEMENT

$13,500,000	December 29, 2007

FOR VALUE RECEIVED, the undersigned, TACTICAL HOLDINGS, INC., a Delaware corporation (the “Maker”), hereby promises to pay to the order of PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation (the “Payee”), the principal sum of THIRTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS and NO CENTS ($13,500,000), together with interest on the outstanding principal balance hereunder accrued from the date hereof until this Note is fully and finally paid in full at the rate of four percent (4%) percent per annum; provided, that after any Event of Default (as defined below) interest shall accrue at the rate of ten percent (10%) percent per annum. All payments of principal and/or interest shall be paid as set forth below, and each such payment shall be made in lawful money of the United States of America by wire transfer to Payee’s account held at Manufacturers and Traders Trust Company (the “Bank”) pursuant to wire transfer instructions provided by the Bank and/or Payee.

This Note is executed and delivered in payment of the Estimated Purchase Price pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated December 29, 2007 between Maker and Payee related to the purchase and sale of the capital stock of Altama Delta Corporation, a Georgia corporation (“Altama”). Concurrently with the delivery of this Note, Maker is delivering or causing to be delivered to Payee: (a) a guaranty of Maker’s obligations hereunder from Altama pursuant to a continuing Guaranty of even date herewith (the “Altama Guaranty”); (b) first priority security interest in Altama’s assets pursuant to a Security Agreement of even date herewith between Altama, Altama (Puerto Rico) Corporation, a Delaware corporation and Maker (the “Security Agreement”); and (c) a guaranty of Maker’s obligations hereunder (the “Golden Gate Guaranty”) from Golden Gate Private Equity, Inc. and GGC Administration, LLC (collectively with Altama, the “Guarantors”).

1. Payments of Principal and Interest. Unless sooner due as provided below, the entire principal balance of this Note, and all unpaid accrued interest thereon, shall be due and payable, without necessity of demand, on February 29, 2008 (the “Maturity Date”). The Maker expressly acknowledges and agrees that payment of this Note is not subject to any right of offset, counterclaim or deduction of any kind and shall be irrevocably and unconditionally due and payable on the Maturity Date under all circumstances.

2. Prepayment. The Maker shall have the right to prepay, without penalty, at any time or times after the date hereof, all or any portion of the outstanding principal balance of this Note, together with interest on the principal amount prepaid accrued to the date of prepayment.

3. Events of Default. The following are Events of Default hereunder:

(a) any failure by the Maker to pay when due all or any principal or interest hereunder or failure to perform or observe any obligation hereunder; or

(b) the occurrence of an Event of Default or any failure by Altama to perform or observe any obligation under the Security Agreement or the Altama Guaranty or any other material breach thereof (including any misrepresentation or breached warranty) (and such Event of Default, failure or breach remains uncured for 10 days after Maker receives notice thereof) or challenge to the enforceability thereof;

(c) the occurrence of an Event of Default or any failure by the Golden Gate Entities to perform or observe any obligation under the Golden Gate Guaranty or any other material breach thereof (including any misrepresentation or breached warranty) (and such Event of Default, failure or breach remains uncured for 10 days after Maker receives notice thereof) or challenge to the enforceability thereof;

(e) the failure of Maker and Altama to make the initial payment of $750,000 required under the Transition Services Agreement among such parties and Maker;

(f) if the Maker or any Guarantor (i) admits in writing its inability to pay generally its debts as they mature, or (ii) makes a general assignment for the benefit of creditors, or (iii) is adjudicated a bankrupt or insolvent, or (iv) files a voluntary petition in bankruptcy, or (v) takes advantage, as against its creditors, of any bankruptcy law or statute of the United States of America or any state or subdivision thereof now or hereafter in effect, or (vi) has a petition or proceeding filed against it under any provision of any bankruptcy or insolvency law or statute of the United States of America or any state or subdivision thereof, (vii) has a receiver, liquidator, trustee, custodian, conservator, sequestrator or other such person appointed by any court to take charge of its affairs or assets or business, or (viii) takes any action in furtherance of any of the foregoing;

(f) any liquidation, dissolution or winding up of the Maker or any Guarantor;

(g) the sale or other transfer of substantially all of the business or assets of Altama, or the sale or other transfer of a material portion (10% or more) of such business or assets if such a sale is outside the ordinary course of business of Altama, or sale or other transfer of more than 10% of the outstanding stock or voting power of or in Altama in a single transaction or a series of transactions; or

(h) if Altama enters into any merger or consolidation.

4. Remedies on Default. If any Event of Default shall occur, the holder hereof shall, in addition to any and all other available rights and remedies, have the right, at its option (except for an Event of Default under paragraph 4(e) above, the occurrence of which shall automatically effect acceleration hereunder), (a) to declare the entire unpaid principal balance of this Note, together with all accrued interest hereunder, to be immediately due and payable, and (b) to pursue any and all available remedies for the collection of such principal and interest.

5. Share Pledge.

(a) Pledge. Maker hereby pledges to the Payee, and grants to the Payee a security interest in, the shares acquired by Maker pursuant to the Stock Purchase Agreement (the “Shares”), as security for the prompt and complete payment of the unpaid principal of and interest on this Note when such amounts become due and payable from time to time in accordance with the terms and provisions hereof.

(b) Delivery of Pledged Shares. Upon the execution of this Note, Maker shall deliver to the Payee the certificate(s) representing the Shares (to the extent such Shares are certificated), together with duly executed forms of assignment sufficient to transfer title thereto to the Payee.

(c) Voting Rights; Cash Dividends. Notwithstanding anything to the contrary contained herein, until such time as there exists an Event of Default, Maker shall be entitled to all voting rights with respect to the Shares. Under no circumstances other than as contemplated by Paragraph 5(d) below, shall Payee permit Altama issue any capital stock or other voting securities of any kind. The amount of any cash dividends payable on the Shares shall be deposited with the Payee as additional security hereunder.

(d) Stock Dividends; Distributions, etc. If, prior to the Maturity Date, Maker becomes entitled to receive or receives any securities or other non-cash property in addition to, in substitution of, or in exchange for any of the Shares (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), Maker shall accept such securities or other property on behalf of and for the benefit of the Payee as additional security for Maker’s obligations hereunder and shall promptly deliver such additional security to the Payee, together with duly executed forms of assignment, and such additional security shall be deemed to be part of the pledged Shares hereunder.

(e) Default. This Note constitutes a security agreement for purposes of the Uniform Commercial Code in all relevant jurisdictions. If Maker defaults in the payment of the principal or interest under this Note as they become due (whether upon demand, maturity, acceleration or otherwise), the Payee may exercise any and all rights, powers and remedies of any owner of the Shares (including the right to vote the shares and receive dividends and distributions with respect to such shares) and shall have and may exercise without demand any and all of the rights and remedies granted to a secured party upon default under the Uniform Commercial Code or otherwise available to the Payee under applicable law.

6. Certain Waivers. Except as otherwise expressly provided in this Note, the Maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, and notice of any and all of the foregoing. All amounts payable under this Note shall be payable without relief under any applicable valuation and appraisement laws.

7. Amendments. This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

8. Cumulative Remedies. No right or remedy conferred upon the Payee under this Note is intended to be exclusive of any other right or remedy contained herein or in the Stock Purchase Agreement, or in any instrument or document delivered in connection herewith or therewith, including those described in paragraph 6 above, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein and/or now or hereafter existing at law or in equity or otherwise.

9. Waivers; Course of Dealing. No course of dealing between the Maker and the Payee, or any failure or delay on the part of the Payee in exercising any rights or remedies, or any single or partial exercise of any rights or remedies, shall operate as a waiver or preclude the exercise of any other rights or remedies available to the Payee.

10. Governing Law. This Note shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

11. Jurisdiction; Venue; Waiver of Service of Process.

(a) Jurisdiction. Maker (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware or the United States District Court located in the District of Delaware for the purpose of any action between it and Payee or any holder hereof; (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Note or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence any such action other than before one of the above-named courts.

(b) Venue. Maker waives any claim and will not assert that venue should properly lie in any other location within the jurisdiction selected by Payee or the holder of this Note.

12. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, MAKER HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. MAKER AGREES THAT PAYEE MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN IT AND MAKER RELATING TO THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

13. Assignment. The Payee may assign its rights and interest under this Note, including without limitation its rights related to the pledge contained in Section 5 hereof, to a lender as collateral security without the prior consent of Maker. Any other assignment without the prior written consent of Maker shall be void.

14. Collection Costs. In the event that the Payee shall, after the occurrence of an Event of Default, turn this Note over to an attorney for collection, the Maker shall further be obligated to the Payee for the Payee’s reasonable attorneys’ fees and expenses incurred in connection with such collection.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed and unconditionally delivered this Note as of this 29th day of December 2007.

TACTICAL HOLDINGS, INC.

By:	/s/ Ken Diekroeger
Name:	Ken Diekroeger
Title:	Vice President